Exhibit 99.1

Solar Senior Capital Ltd. to Change Name to SLR Senior Investment Corp.;

Investment Advisor Rebrands Platform

NEW YORK, February 24, 2021– Solar Senior Capital Ltd. (Nasdaq: SUNS) today announced that it will change its name to SLR Senior Investment Corp (“SLR Senior Investment,” “SUNS,” or the “Company”), effective February 25, 2021. This will reflect the concurrent platform rebranding of SUNS’ investment advisor, Solar Capital Partners, to SLR Capital Partners (“SLR” or the “Advisor”). The new names will utilize one brand across the platform. SLR Senior Investment will continue to trade on the Nasdaq under the symbol SUNS.

SUNS will continue to provide U.S. middle market borrowers with a broad suite of financing solutions as well as pursue attractive investment opportunities and complementary lending strategies. The Company will maintain its strategy of investing in cash flow loans and asset-based loans.

“The platform’s rebranding reflects our diversified commercial finance firm with a number of direct lending strategies,” said Bruce Spohler, Co-CEO of SLR Senior Investment Corp. “Our specialty finance businesses have enabled us to construct a resilient portfolio that has performed extremely well through this crisis.”*

“Since completing our IPO nearly 10 years ago, we have focused on investing in senior secured loans for companies in defensive industries,” said Michael Gross, Co-CEO of SLR Senior Investment Corp. “The rebranding reflects our holistic approach to direct lending.”

SLR Senior Investment’s specialty finance companies’ new names will reflect our integrated underwriting platform:

•

North Mill Capital will become SLR Business Credit. SLR Business Credit is a leading asset-based lending commercial finance company that provides working capital through senior secured asset-based financings to small-to-medium-sized businesses primarily in the manufacturing, services and distribution industries

•

Gemino Healthcare Finance will become SLR Healthcare ABL. SLR Healthcare ABL is a commercial finance company that originates, underwrites and manages primarily secured, asset-based loans for small and mid-sized companies operating exclusively in the healthcare industrythat provide healthcare products and services

About SLR Senior Investment Corp.

SLR Senior Investment Corp. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, SLR Senior Investment primarily invests primarily in senior secured loans of private middle market companies to generate current income that is distributed to shareholders monthly.

About SLR Capital Partners

SLR Capital Partners is an SEC-registered investment adviser that primarily invests directly in leveraged, U.S. middle market companies in the form of cash flow and asset-based senior secured instruments. Currently, the Advisor manages over $7.5 billion of investable capital, including potential leverage, across its public and private BDCs, private credit funds and separately managed accounts, including serving as the investment adviser to two publicly-traded Business Development Companies, SLR Investment Corp. (Nasdaq: SLRC) and SLR Senior Investment Corp. (Nasdaq: SUNS).

Since its formation in 2006, SLR Capital Partners’ platform has invested over $13.0 billion in approximately 1,300 different portfolio companies with approximately 200 private equity sponsors. The platform was founded by Michael Gross and Bruce Spohler, who each have over 30 years of investment experience through multiple credit cycles.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. SLR Senior Investment Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

*	Past performance does not guarantee future results.

Contact

SLR Senior Investment Corp.

Investor Relations

(646) 308-8770